EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contacts: Steve Teng, Sport Chalet Financial Analyst
(818) 949-5378
Leigh Parrish, Financial Dynamics
(212) 850-5651
Rachel Albert, Financial Dynamics
(212) 850-5706

SPORT CHALET TO PRESENT AT STEPHENS INC.
2006 CONSUMER CONFERENCE

Los Angeles, California, March 8, 2006 - Sport Chalet, Inc. (the “Company”) (Nasdaq: SPCHA, SPCHB) today announced that Craig Levra, Chairman and Chief Executive Officer, and Howard Kaminsky, Chief Financial Officer, will be presenting at the Stephens Inc. 2006 Consumer Conference at The Waldorf-Astoria Hotel in New York on Tuesday, March 14, 2006, from 11:30 a.m. to 11:55 a.m. EST. A live webcast of the audio portion of the presentation will be available at www.wsw.com/webcast/stph2/spchb/, and an archive of the webcast will be accessible for 90 days.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada and Arizona. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 40 locations. The address for Sport Chalet’s website is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

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